PARTICIPATION AGREEMENT
                                  By and Among
                           IDS LIFE INSURANCE COMPANY
                                       And
                        STRONG OPPORTUNITY FUND II, INC.
                                       And
                         STRONG INVESTOR SERVICES, INC.
                                       And
                            STRONG INVESTMENTS, INC.



THIS AGREEMENT, made and entered into this 13th day of August, 2001 by and among IDS Life Insurance Company, organized under the laws of the State of Minnesota (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time (each account referred to as the "Account"), Strong Opportunity Fund II, Inc., an open-end management investment company organized under the laws of the State of Wisconsin (the "Fund"), Strong Investor Services, Inc., the Fund's transfer agent organized under the laws of the State of Wisconsin ("Strong") and Strong Investments, Inc., the distributor for the Fund organized under the laws of the State of Wisconsin ("Distributors").

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements similar to this Agreement (the "Participating Insurance Companies"); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"). Reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires; and

WHEREAS, the Fund has received an order from the Securities & Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund, Distributors and/or Strong by virtue of the receipt of such order by the SEC will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Company has registered or will register certain variable annuity contracts (the "Contracts") under the 1933 Act; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Minnesota, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has or will prior to any issuance or sale of the Contracts register the Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule 2, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

WHEREAS, the Company, Strong and Distributors desire to facilitate the purchase and redemption of shares of the Fund by the Company for the Account on behalf of the purchasers of Contracts ("Owners") who are the beneficial owners of such shares through one or more accounts where the Company is the record owner, which number of such accounts shall be as mutually agreed upon by the parties, in the Fund (each an "Omnibus Account"), to be maintained of record by the Company, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Distributors, the Fund and Strong agree as follows:

ARTICLE I.  ACCOUNTS

1.1 Each Omnibus Account will be opened based upon the information contained in Schedule 3 to this Agreement. In connection with each Omnibus Account, Company represents and warrants that it is authorized to act on behalf of each Owner effecting transactions in the Omnibus Account and that the information specified on Exhibit C to this Agreement is correct.

1.2 The Fund shall designate each Omnibus Account with an account number. These account numbers will be the means of identification when the parties are transacting in the Omnibus Accounts. The assets in the Accounts are segregated from the Company's own assets. Strong agrees to cause the Omnibus Accounts to be kept open on the Fund's books, as applicable, regardless of a lack of activity or small position size except to the extent the Company takes specific action to close an Omnibus Account.

1.3 The Company agrees to provide Strong such information as Strong or Distributors may reasonably request concerning Owners as may be necessary or advisable to enable Strong and Distributors to comply with applicable laws, including state "Blue Sky" laws relating to the sales of shares of the Funds to the Accounts.

ARTICLE 2.        Sale of Fund Shares

2.1. Distributors agree on behalf of the Fund to sell to the Company for the Account and indirectly for the appropriate subaccount thereof those
         shares  of  the  Designated   Portfolios  that  each  Account  orders,
         executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by Distributors or its designee of the order for the shares of the Fund all in accordance with the provisions of this Agreement, the then current prospectus of the Fund and the Contracts. For purposes of this Section 2.1, the Company will be the agent of Distributors for receipt of such orders from each
         Account  and  receipt  by  such  agent  will  constitute   receipt  by
         Distributors. On each day that the Fund is open for business (a "Business Day"), the Company shall aggregate and calculate the net purchase and redemption orders for the Account from the Owners for shares of the Fund that it received prior to the close of trading on the New York Stock Exchange (the "NYSE") (i.e., 3:00 p.m., Central
         time),  unless the NYSE  closes at an earlier  time in which case such
         earlier  time  shall  apply,  and  communicate  to  Distributors,   by
         telephone or facsimile (or by such other means as the parties hereto may agree to in writing), the net aggregate purchase or redemption order (if any) for the Account for such Business Day (such Business Day is sometimes referred to herein as the "Trade Date"). The Company will communicate such orders to Distributors prior to 9:00 a.m., Central Time, on the next Business Day following the Trade Date. All trades communicated to Distributors by the foregoing deadline shall be treated by Distributors as if they were received by Distributors prior to the close of trading on the Trade Date. Any trades communicated to
         Distributors   after  the  foregoing   deadline  may  be  canceled  at
         Distributors' sole discretion. Distributors will notify the Company immediately if a trade is canceled.

2.2. Distributors will provide to the Company written instructions ("Purchase Instructions") for wire transfers to the custodian for the Fund. The Company will wire, or arrange for the wire of, the purchase price for each purchase order in accordance with the Purchase Instructions. The Company will initiate this wire transfer by 12:00
         (noon) Central Time on the next Business Day following the Trade Date. The wire transfer will be completed by 3:00 p.m. Central Time on such date. The Company agrees that if it fails to provide funds to the Fund's custodian by the 3:00 p.m. deadline, then the transaction may be canceled or the transaction may be processed at the next-determined net asset value for the Fund after purchase order funds are received. In such event, the Company shall indemnify and hold harmless Distributors, Strong and the Fund from any liabilities, costs and damages either may suffer as a result of such failure. Distributors will notify the Company immediately if a transaction is canceled.

2.3. The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Designated Portfolio's net asset value is calculated pursuant to rules of the SEC; provided, however, that the Board of

         Directors  of the Fund (the "Fund  Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

2.4. The Fund agrees that shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold to the general public.

2.5. For redemption orders placed by Company in accordance with the time frame set forth in Section 2.1, Strong will use its best efforts to cause to be transmitted by wire to such custodial account as the Company shall direct in writing, the proceeds of all such redemption orders on the Business Day immediately following the Trade Date. For purposes of this Section 2.5, the Company will be the agent of Distributors for receipt of requests for redemption from each Account and receipt by such agent will constitute receipt by Distributors. The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed more than six (6) calendar days to enable the Company to pay redemption proceeds within the time specified under Section 22(e) of the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 9:00 a.m. Central Time, payment for redeemed shares will be made on the next following Business Day.

2.6. The Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement, of the Contracts and of the then current prospectuses for the Contracts and Fund. Except as necessary to implement transactions initiated by Owners, or as otherwise permitted by state and/or federal laws or regulations, Company shall not redeem Fund shares attributable to the Contracts.

2.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

2.8. Strong or Distributors will furnish notice (by telephone, followed by facsimile confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares on the ex-date. Where possible, Strong shall provide the Company with direct or indirect systems access to Strong's systems for obtaining such information. The Company hereby elects to receive all such dividends and distributions as are payable on the Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

2.9. Distributors, on behalf of the Fund, will make the net asset value per share for each Designated Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m., Central Time.

2.10. Any material errors in the calculation of net asset value will be reported to Company as soon as practicable upon discovery by the Fund, Strong or Distributors. An error will be deemed "material" based on the Fund adviser's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time ("Price Error"). If a Price Error causes an Account to receive less than the amount to which it otherwise would have been entitled the Account will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. If a Price Error causes an Account to receive more than the amount to which it otherwise would have been entitled, Company, when requested by Strong, will use its best efforts to collect such excess amounts from the applicable Owners. In the event of such request, the parties shall negotiate in good faith to determine the extent of Company's "best efforts" obligation. In the event that a Price Error causes Company to incur any direct costs for re-processing Owner Accounts, Company may, at Company's option, provide Strong with an invoice or other statement documenting such costs in reasonable detail. Strong shall reimburse Company for reasonable costs that are mutually agreed upon by the parties.

ARTICLE III.  Representations and Warranties

3.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that, prior to any issuance or sale of the Contracts, it has legally and validly established each Account as a separate account under applicable state law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company is and will remain registered and licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company. To the extent required by applicable law the arrangements provided for in this Agreement will be disclosed to the Owners.

3.2. The Company represents that at the time of issuance the Contracts are, and thereafter are intended to be, treated as annuity contracts under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and Strong immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         The Company represents that its officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and Strong in the event that such coverage no longer applies.

         Strong and Distributors, on the one hand, and the Company on the other, each represent and warrant to the other that the execution, performance and delivery of this Agreement will not result in a violation of any applicable law or breach or impairment of any contractual obligation.

3.3. The Company represents and warrants that it will not purchase shares of the Designated Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

3.4. Strong represents and warrants that Fund shares of the Designated Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act as an investment company or series thereof for as long as such shares of the Designated Portfolios are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

3.5. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.6. Strong represents that the Fund's investment objectives, policies and restrictions comply with applicable state investment laws as they may apply to the Fund. Strong makes no representation as to whether any aspect of the Fund's operations (including, but not limited to, fees and expenses and investment policies, objections and restrictions) complies with the insurance laws and regulations of any state. The Fund and Strong agree that they will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

3.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Wisconsin and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

3.8. Strong and Distributors represent and warrant that they are and will remain duly registered under all applicable federal and state securities laws and that they will perform their obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

3.9. The Fund, Distributors and Strong represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE IV.  Prospectuses and Proxy Statements; Voting

4.1
         (a) Strong or Distributors will provide the Company or its mailing agent, at Strong's or Distributors' expense, with as many copies of the current Fund prospectus (including amendments and supplements) for the Designated Portfolios as the Company may reasonably request for distribution to existing Owners and prospective Owners and applicants. Strong or Distributors shall reimburse the Company or its mailing agent for the costs of distribution of such prospectuses to existing Owners. The Company shall, at its expense, distribute such prospectuses to prospective Owners and applicants.

         (b) If requested by the Company in lieu thereof, Strong or Distributors will provide the current Fund prospectus to Company in camera-ready film (or other electronic media which is mutually agreeable to the parties) format; provided that Strong and Distributors have the capability of transmitting the prospectus in such format, at least annually (or more frequently if the Fund prospectus is amended more frequently). In no event shall such cost exceed the cost Strong or Distributors would have incurred had Strong or Distributors provided the prospectus in printed format.

4.2. Strong or Distributors will provide the Company, or its mailing agent, at Strong's or Distributors' expense, with as many copies of the statement of additional information (including amendments and supplements) as the Company may reasonably request. The Company will distribute the statement of additional information as requested or required. Strong or Distributors shall reimburse the Company or its mailing agent for the costs of distribution of such statements of additional information to existing Owners. The Company shall, at its expense, distribute such statements of additional information to prospective Owners and applicants.

4.3. The Company, at its expense, shall provide the proxy vendor of the Fund with such information regarding Owners to enable such vendor, at the expense of Strong, the Fund or Distributors, to distribute Fund proxy materials to Owners. Strong, Distributors or the Fund will bear the cost of tabulation of Fund proxy votes. Strong or Distributors, as applicable, at such party's expense, will provide the Company or its mailing agent with copies of reports to shareholders, including annual
         and  semi-annual   reports,   and  other  special   communications  to
         shareholders, if any, in amounts reasonably requested by the Company. The Company will, at the expense of Strong, Distributors or the Fund, distribute such reports or communications to existing Owners.

4.4.     If and to the extent required by law the Company will:

         (a) provide for the solicitation of voting instructions from Owners;

         (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Owners; and

         (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies will be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

4.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

ARTICLE V.  Sales Material and Information

5.1. The Company will furnish, or will cause to be furnished, to Distributors or Strong, each piece of sales literature or other promotional material in which the Fund, Distributors or

          Strong is named, at least five (5) business days prior to its use. Such material shall be deemed accepted/approved for use if not objected to within such five (5) business day period. Strong and Distributors will review such materials for factual accuracy as it relates to Strong, Distributors or the Fund, however, neither Strong nor Distributors will review such materials for compliance with applicable law. Notwithstanding anything to the contrary in this
          Section 5.1, at the request of Distributors or Strong, the Company shall cease to use such materials which refer to the Fund, Strong or Distributors that Distributors or Strong determines in good faith to be inaccurate, misleading or otherwise unacceptable.

5.2. The Company will not give any information or make any material representations or statements on behalf of the Fund or concerning the Fund, Distributors or Strong in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or reviewed for factual accuracy by the Fund or Strong for distribution, or in sales literature or other material provided by the Fund or by Strong, except with permission of the Fund or Strong. The Fund and Strong agree to respond to any request for review of factual accuracy on a prompt and timely basis. Nothing in this Section 5.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund.

5.3. Distributors or Strong will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or each Account is named, at least five (5) business days prior to its use. Such material shall be deemed accepted/approved for use if not objected to within such five
          (5) business day period.

5.4. The Fund, Distributors and Strong will not give any information or make any material representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract Owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5. Strong and/or Distributors will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters and all amendments for any of the foregoing that relate to the Designated Portfolios and the Contracts in final form as filed with the SEC, NASD and other regulatory authorities upon request.

5.6. Upon request, the Company will provide to Distributors at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the foregoing that relate to the Fund, the Contracts or each Account in final form as filed with SEC, the NASD and other regulatory authorities.

5.7. For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

5.8. The Distributors, Fund and Strong hereby consent to the Company's use of any of the Designated Portfolios named on Schedule 2 hereto in connection with the marketing of the Contracts, subject to the terms of Sections 5.1 and 5.2 of this Agreement. Such consent will terminate with the termination of this Agreement. The Company shall not use any other names, logos, trademarks or servicemarks of Strong, Distributors, the Fund or any affiliate thereof without the prior written consent of the applicable entity.

ARTICLE VI.  Fees and Expenses

6.1. All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus, statement of additional information and registration statement, proxy materials and reports; setting the Fund's prospectus in type; setting in type and printing proxy materials and reports to Owners (including the costs of printing a Fund prospectus that constitutes an annual report); and the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares.

6.2. The Company shall bear the expenses for the costs of preparation and filing of the Company's prospectus and registration statement with respect to the Contracts required by any federal or state law; expenses for the solicitations and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on Form N-SAR, and all other costs associated with the ongoing compliance with all such laws and its obligations hereunder.

ARTICLE VII.  Diversification

7.1. Strong will cause the Fund to at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, Strong will cause the Fund to comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VII, Strong will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VIII.  Potential Conflicts

8.1. The Fund Board will monitor the Fund for any potential or existing material irreconcilable conflict of interest between the interests of the Owners of all separate accounts investing in the Fund, including such conflict of interest with any other separate account of any insurance company investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contractowners of different Participating Insurance Companies or by variable annuity and variable life insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.

8.2. The Company and Strong will promptly report in writing any potential or existing material irreconcilable conflicts of interest of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC of which the Company is aware, by providing the Fund Board, in a timely manner, with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Owners' voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

8.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including, but not limited to: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contractowners or ---- variable life insurance contractowners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

8.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period Strong, Distributors and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

8.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount within the period of time permitted by such decision but in no event later than six (6) months after the Fund Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Until the end of such six-month or shorter period Strong and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

8.6. For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund, Strong or Distributors be required to establish a new funding medium for the Contracts. The Company will not be required by Section 8.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners affected by the irreconcilable material conflict.

         In the event that the Fund Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement as quickly as may be required to comply with applicable law, but in no event later than six (6) months after the Fund Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

8.7. The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

8.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then:
         (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 8.1, 8.2, 8.3, 8.4, and 8.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX.  Indemnification

9.1.     Indemnification By The Company

         (a) The Company agrees to indemnify and hold harmless the Fund, Distributors, Strong, and each person, if any, who controls or is associated with the Fund, Distributors or Strong within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 9.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Strong or the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement) not supplied by the Company or persons under its control or wrongful conduct of the Company or persons under its control), with respect to the sale or distribution of the Contracts or Fund shares; or

               (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or Strong by or on behalf of the Company or persons under its control; or

               (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; or

               (6) arise out of, or as a result of, adherence by Strong or Distributors to instructions that it reasonably believes were originated by authorized agents of Company;

               except to the extent provided in Sections 9.1(b) and 9.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

         (b) No party seeking indemnification will be entitled to indemnification under Section 9.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

9.2.     Indemnification By Distributors

         (a) Distributors agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Strong) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Strong, Distributors or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund not supplied by Strong, Distributors or the Fund or persons under the control of Strong, Distributors or the Fund respectively) or wrongful conduct of Strong, Distributors or the Fund or persons under the control of Strong, Distributors or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

               (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Strong, Distributors or the Fund or persons under the control of Strong, Distributors or the Fund; or

               (4) arise as a result of any failure by the Fund or Distributors to perform its obligations and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

               (5) arise out of or result from any material breach of any representation and/or warranty made by the Distributors or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Distributors or the Fund;

               except to the extent provided in Sections 9.2(b) and 9.4 hereof.

          (b) No party seeking indemnification will be entitled to indemnification under Section 9.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

          (c) The Indemnified Parties will promptly notify Strong and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

9.3.     Indemnification By Strong

         (a) Strong agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (1) arise as a result of any failure by the Fund, Strong or persons under their respective control or subject to their authorization to perform their obligations and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in
                    Section 7.1 of this Agreement; or

               (2) arise out of or result from any material breach of any representation and/or warranty made by Strong in this Agreement or arise out of or result from any other material breach of this Agreement by Strong or persons under its control; except to the extent provided in Sections 9.3(b) and 9.4 hereof.

         (b) No party seeking indemnification will be entitled to indemnification under Section 9.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.

         (c) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

9.4.     Indemnification Procedure

         Any person obligated to provide indemnification under this Article IX ("Indemnifying Party" for the purpose of this Section 9.4) will not be liable under the indemnification provisions of this Article IX with respect to any claim made against a party entitled to indemnification under this Article IX ("Indemnified Party" for the purpose of this
         Section 9.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this
         Article IX, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this
         Article IX. The indemnification provisions contained in this Article IX will survive any termination of this Agreement.

9.5.     Limitation of Liability

         Except as expressly stated herein, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business.

9.6.     Arbitration

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate; one of whom will be appointed by the Fund and/or Strong or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be Milwaukee, Wisconsin. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

ARTICLE X.  Applicable Law

10.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Wisconsin.

10.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE XI.  Termination

11.1.    This Agreement will terminate:

         (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon ninety (90) days' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

         (b) at the option of the Company, upon reasonable advance written notice to the other parties with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

         (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

         (d) at the option of Strong, Distributors or the Fund, upon receipt of written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund, Distributors or Strong by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, Distributors' or Strong's ability to perform its obligations under this Agreement; or

         (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

         (g) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if the Fund fails to meet the diversification requirements specified in Article VII hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

         (h) at the option of any party to this Agreement, upon not less than thirty (30) days' prior written notice to the other parties, upon another party's material breach of any provision of this Agreement not otherwise contemplated in this Article XI, provided that such breaching party has not cured such breach within thirty (30) days of receiving said notice; or

         (i) at the option of the Company or Strong, Distributors or the Fund upon a determination by a majority of the Fund's Directors, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all contractowners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VIII of this Agreement; or

         (j) at the option of Strong, Distributors or the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law or such law precludes the use of Fund shares as the underlying investment media of the Contracts issued or to be issued by the Company. Termination will be effective immediately upon such occurrence without notice.

         (k) at the option of Strong, Distributors or the Fund, if the Fund determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (l) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that the Fund, Distributors or Strong has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (m) at the option of the Company upon receipt of any necessary regulatory approvals and/or the vote of the Contract Owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's share.

11.2.    Notice Requirement

         (a) No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

         (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

11.3.    Effect of Termination

         Notwithstanding the termination of this Agreement, each party shall continue, for so long as any Contracts with values allocated to the Omnibus Account invested in a Designated Portfolio on the date of termination remain outstanding (hereinafter referred to as "Existing Contracts"), to perform such of its duties hereunder as are necessary to ensure the continued tax deferred status of and the payment of benefits under the Existing Contracts, except to the extent proscribed by law, the SEC or other regulatory body. Specifically, without limitation, the Owners of Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts; provided, however, that Strong shall have no obligation to open new Omnibus Accounts pursuant to Section 1.1. Notwithstanding the foregoing, nothing in this

         Section 11.3 obligates the Fund to continue in existence. In the event that any Fund elects to terminate its operations, the Company shall, as soon as practicable, obtain an exemptive order or order of substitution from the SEC to remove all Owners from the applicable Fund. Strong will provide, upon request of the Company, reasonable assistance to the Company in obtaining Company's exemptive order or order of substitution. In the event that Strong, Distributors or the Fund initiates the closure of the Fund, Strong agrees to reimburse Company the reasonable costs Company incurs that are associated with the closing of the Fund. Company and Strong shall use their best efforts to minimize such costs. Upon the request of Strong, Company shall provide Strong with a current itemized estimate of the costs
         Company will bear as a result of such closing. Actual costs shall be supported by acceptable documentation.

11.4     Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article IX to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement will survive and not be affected by any termination of this Agreement except Section 4.1(b) hereof.

ARTICLE XII.  Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery to the respective parties at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

         If to the Company:
                  IDS Life Insurance Company
                  c/o American Express Financial Advisors Inc.
                  1765 AXP Financial Center
                  Minneapolis, MN  55474
                  Attn:    Executive Vice President, Annuities

         With a simultaneous copy to:
                  IDS Life Insurance Company
                  c/o American Express Financial Advisors Inc.
                  50607 AXP Financial Center
                  Minneapolis, MN  55474
                  Attn:    Mary Ellyn Minenko, Counsel

         If to the Fund:
                  Strong Opportunity Fund II, Inc.
                  100 Heritage Reserve
                  Milwaukee, WI 53051
                  Attn:    General Counsel

         If to Strong:
                  Strong Investor Services, Inc.
                  100 Heritage Reserve
                  Milwaukee, WI 53051
                  Attn:    General Counsel

         If to Distributors:
                  Strong Investments, Inc.
                  100 Heritage Reserve
                  Milwaukee, WI  53051
                  Attn:    General Counsel

ARTICLE XIII.  Miscellaneous

13.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

13.2. Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

         (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 13.2) provided to Strong or Distributors by the Company in accordance with this Agreement, or obtained by Strong or Distributors as a result of this Agreement, including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

         (b) Neither the Fund nor Strong may use or disclose Confidential Information for any purpose other than (1) to carry out the purpose for which Confidential Information was provided to Fund and/or Strong as set forth in the Agreement, or for shareholder servicing and informational mailings relating to the Fund; or (2) as otherwise permitted or required by applicable law; and the Fund and Strong agree to cause all their employees, agents and representatives, or any other party to whom the Fund and/or Strong may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to those purposes. Notwithstanding the foregoing, this Section 13.2(b) shall not prohibit Strong or Distributors or any of their affiliates from utilizing for any purpose the names, addresses or other information concerning any of Company's customers if such names, addresses or other information are legally obtained in any manner other than from

               Company  pursuant  to  this  Agreement.  The  provisions  of this
               Section 13.2 (b) shall survive the termination of this Agreement.

         (c) The Fund and Strong acknowledge that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement is the valuable property of the Protected Parties.

         (d) The Fund and Strong agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; the Fund and Strong further agree to cause all their agents, representatives or subcontractors of, or any other party to whom the Fund and/or Strong may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this
               Section 13.2.

         (e) The Fund and Strong acknowledge that any breach of the agreements in this Section 13.2 may result in immediate and irreparable harm to the Protected Parties for which there may be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties may be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. The provisions contained in this Section 13.2 will survive any termination of this Agreement.

13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

13.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

13.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

13.7. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

13.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement.

13.10. In any dispute arising hereunder, each party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

13.11. No modification of any provision of this Agreement will be binding unless in writing and executed by the party to be bound thereby. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

13.12. Except for the limited purpose provided in Sections 2.1 and 2.5, it is understood and agreed that the Company and each of its designees shall be acting as an independent contractor and not as an employee or agent of Strong, Distributors or the Fund, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the Company, any designees, the Fund, Strong, or Distributors.

13.13. Except as may otherwise be provided in this Agreement, all expenses incident to the performance by each party of its respective duties under this Agreement shall be paid by that party.

13.14. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

13.15. In no way shall the provisions of this Agreement limit the authority of the Fund, the Company or Distributors to take any action as they may deem appropriate or advisable in connection with all matters relating to the operation of the Fund, which includes, by way of example, but is not limited to, the registration of the Fund, management of the Fund, and the day-to-day operations of the Fund. In no way shall the provisions of this Agreement limit the authority of the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the shares of funds other than the Funds offered to the Account.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                              IDS LIFE INSURANCE COMPANY

                              By: /s/ Gumer C. Alvero
                                  ----------------------------------------
                              Name:   Gumer C. Alvero
                              Title:  Executive Vice President, Annuities


                              ATTEST

                              By: /s/ Mary Ellyn Minenko
                                  ----------------------------------------
                              Name:   Mary Ellyn Minenko
                              Title:  Assistant Secretary


                              STRONG OPPORTUNITY FUND II, INC.

                              By: /s/ Gilbert L. Southwell, III
                                  ----------------------------------------
                              Name:   Gilbert L. Southwell, III
                              Title:  Assistant Secretary


                              STRONG INVESTOR SERVICES, INC.

                              By: /s/ Constance R. Wick
                                  ----------------------------------------
                              Name:   Constance R. Wick
                              Title:  Vice President and Assistant Secretary


                              STRONG INVESTMENTS, INC.

                              By: /s/ Constance R. Wick
                                  ----------------------------------------
                              Name:   Constance R. Wick
                              Title:   Assistant Secretary

                                   Schedule 1
                             PARTICIPATION AGREEMENT
                                  By and Among
                           IDS LIFE INSURANCE COMPANY
                                       And
                        STRONG OPPORTUNITY FUND II, INC.
                                       And
                         STRONG INVESTOR SERVICES, INC.
                                       And
                            STRONG INVESTMENTS, INC.


The following separate accounts of IDS Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule 2:

         IDS Life Account 10 established August 23, 1995.



August 13, 2001

                                   Schedule 2
                             PARTICIPATION AGREEMENT
                                  By and Among
                           IDS LIFE INSURANCE COMPANY
                                       And
                        STRONG OPPORTUNITY FUND II, INC.
                                       And
                         STRONG INVESTOR SERVICES, INC.
                                       And
                            STRONG INVESTMENTS, INC.


The Separate Account(s) shown on Schedule 1 may invest in the following Designated Portfolios of Strong Opportunity Fund II, Inc.:

         Strong Opportunity Fund II, Advisor Class.




August 13, 2001

                        Schedule 3 - Account Information
                             PARTICIPATION AGREEMENT
   (for Accounts to have Dividends and Capital Gains Reinvested automatically)


1.  Entity in whose name each Account will be opened: IDS Life Insurance Company
                                                      --------------------------
    Mailing address:                                  222 AXP Financial Center
                                                      --------------------------
                                                      Minneapolis, MN 55474
                                                      --------------------------


2.  Employer ID number (For internal usage only):     41-0823832
                                                      --------------------------


3. Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

Name: See Attached Sheet                     Phone:____________________________
      ---------------------------
Name:____________________________            Phone:____________________________
Name:____________________________            Phone:____________________________
Name:____________________________            Phone:____________________________


4.  Will the Accounts have telephone exchange?     ____ Yes             _X__ No

    (This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Account.)

5.  Will the Accounts have telephone redemption?   _X__  Yes            ____ No

    (This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)

6.  All dividends and capital gains will be reinvested automatically.


7.  Instructions for all outgoing wire transfers: Wells Fargo & Company
                                                  ------------------------------
                                                  255 Second Avenue South
                                                  ------------------------------
                                                  Minneapolis, MN 55474-0079
                                                  ------------------------------
                                                  ABA Routing No. 0910-00019
                                                  ------------------------------
                                                  Account No. 29-874
                                                  ------------------------------

8.  Company certifies under penalty of perjury that:

       (i) The number shown on this form is the correct Employer ID number (or that Company is waiting to be issued an Employer ID number), and

       (ii) Company is not subject to backup withholding because (a) Company is exempt from backup withholding, or (b) Company has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding.

(Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

       The IRS does not require Company's consent to any provision of this document other than the certifications required to avoid backup withholding.


     --------------------------------------     --------------------------------
     (Signature of Authorized Officer)          (Date)

(Company shall inform Strong and Distributors of any changes to information provided in this Account Information Form.)

Please Note: Distributors employs reasonable procedures to confirm that instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the applicable Fund for more information on the telephone exchange and redemption privileges.